As filed with the Securities and Exchange Commission on July 29, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PEERLESS SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-3732595
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2381 ROSECRANS AVENUE
EL SEGUNDO, CALIFORNIA 90245
(Address of Principal Executive Offices)

PEERLESS SYSTEMS CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
(Full title of the Plans)

HOWARD J. NELLOR
PRESIDENT AND CHIEF EXECUTIVE OFFICER
2381 ROSECRANS AVENUE
EL SEGUNDO, CALIFORNIA 90245
(Name and Address of Agent For Service)

(310) 536-0908
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Siobhan McBreen Burke, Esq.
Paul, Hastings, Janofsky & Walker LLP
515 South Flower Street, 25th Floor
Los Angeles, CA 90071-2228
(213) 683-6000

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.001 par value, issuable pursuant to the 1996 Employee Stock Purchase Plan, as amended.	1,000,000	$1.24	$1,240,000	$115

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock which become issuable under the Registrant’s 1996 Employee Stock Purchase Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock. The securities being registered pursuant to this Registration Statement represent additional securities authorized for issuance under Registrant’s 1996 Employee Stock Purchase Plan which originally authorized the issuance of 300,000 shares of Common Stock. Such original securities were registered pursuant to Registrant’s Registration Statement on Form S-8 filed with the SEC on October 9, 1996.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of high and low sale prices for a share of common stock of Peerless Systems Corporation as reported on the Nasdaq National Market on July 23, 2002

PART I

INFORMATION REQUIRED IN THE SECTION
10(a) PROSPECTUS

The information required by Part I of Form S-8 is contained in a Section 10(a) prospectus to be distributed to optionee and is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents by Reference

The following documents filed by Peerless Systems Corporation (the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are hereby incorporated into this registration statement and made a part hereof by this reference:

(a)  The Company’s Annual Report on Form 10-K as filed with the Commission on May 1, 2002 for the year ended January 31, 2002;

(b)  The Company’s Quarterly Report on Form 10-Q as filed with the Commission on June 14, 2002 for the quarter ended April 30, 2002;

(c)  The Company’s Current Report on Form 8-K as filed with the Commission on February 5, 2002;

(d)  The Company’s Current Report on Form 8-K as filed with the Commission on March 22, 2002;

(e)  The Company’s Current Report on Form 8-K as filed with the Commission on June 3, 2002; and

(f)  The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A (Commission File No. 0-21287) filed with the Commission on August 30, 1996.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement, and to be a part hereof from the date of filing of such documents with the Commission.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification of Directors and Officers

Reference is made to the Certificate of Incorporation with the Registrant; the Bylaws of the Registrant; Section 145 of the Delaware General Corporation Law; which, among other things, and subject to certain conditions, authorize the Registrant to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the Registrant against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. Pursuant to this authority, the Registrant has entered into an indemnity agreement with each director and executive officer, whereby the Registrant has agreed to cover the indemnification obligations.

The Registrant maintains Director’s and Officer’s Liability Insurance providing indemnification against certain liabilities for certain of the Registrant’s directors, officers, affiliates, partners or employees.

The indemnification provisions in the Registrant’s Bylaws, and the indemnity agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities arising under the Act.

Reference is made to the following documents incorporated by reference into this registration statement regarding relevant indemnification provisions described above and elsewhere herein: (1) the Certificate of Incorporation, filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 1, 1996; (2) the Amended and Restated Bylaws of the Registrant filed as Exhibit 99(B) to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2001; (3) the form of Indemnification Agreement entered into by the Registrant with some of its directors and executive officers filed as Exhibit 99 to the Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-3 on July 27, 2001 and the form of Indemnification Agreement entered into by the Registrant with some of its directors and executive officers filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 1, 1996, each incorporated by reference into this registration statement.

Item 7.    Exemption from Registration Claimed

Not Applicable.

Item 8.    Exhibits

Exhibit	Description

4.1	Certificate of Incorporation of Peerless Systems Corporation (incorporated herein by reference to the Company’s Registration Statement on Form S-1 (File No. 333-09357))

4.2	Amended and Restated Bylaws of Peerless Systems Corporation (incorporated herein by reference to the Company’s Current Report on Form 8-K filed on July 2, 2001 (File No. 000-21287))

4.3	Specimen Certificate of Common Stock (incorporated herein by reference to the Company’s Registration Statement on Form S-1 (File No. 333-09357))

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.3	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page to this registration statement)

99.1	1996 Employee Stock Purchase Plan, as amended

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Item 9.    Undertakings

1.  The undersigned registrant hereby undertakes:

(a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on July 16, 2002.

PEERLESS SYSTEMS CORPORATION

By:	/s/ HOWARD J. NELLOR
Howard J. Nellor President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard J. Nellor, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title

/s/ HOWARD J. NELLOR Howard J. Nellor	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ WILLIAM R. NEIL William R. Neil	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ROBERT L. NORTH Robert L. North	Director

/s/ ROBERT G. BARRETT Robert G. Barrett	Director

/s/ LOUIS C. COLE Louis C. Cole	Director

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INDEX TO EXHIBITS

Exhibit	Description

4.1	Certificate of Incorporation of Peerless Systems Corporation (incorporated herein by reference to the Company’s Registration Statement on Form S-1 (File No. 333-09357))

4.2	Amended and Restated Bylaws of Peerless Systems Corporation (incorporated herein by reference to the Company’s Current Report on Form 8-K filed on July 2, 2001 (File No. 000-21287))

4.3	Specimen Certificate of Common Stock (incorporated herein by reference to the Company’s Registration Statement on Form S-1 (File No. 333-09357))

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.3	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page to this registration statement)

99.1	1996 Employee Stock Purchase Plan, as amended

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